As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2063362
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

(817) 871-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bradford Berenson, Esq.

TPG Inc.

General Counsel

345 California Street, Suite 3300

San Francisco, CA 94104

Telephone: (415) 743-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael B. Hickey, Esq. Michael Stein, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Derek Dostal, Esq. Stephen A. Byeff, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (Phone) (212) 701-5800 (Fax)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

TPG Inc.

Class A Common Stock

This prospectus solely covers the resale by selling stockholders of shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), of TPG Inc. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general manner in which these securities may be offered and sold. Each time any of the selling stockholders offer and sell shares of our Class A common stock, such selling stockholders will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we or the selling stockholders may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.

This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the sole right to accept, and any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders will be set forth in the applicable prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of the shares of Class A common stock by any selling stockholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TPG.” On February 23, 2024, the last sale price of our Class A common stock as reported on NASDAQ was $42.82 per share.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 5, in any accompanying prospectus supplement and in the documents we have incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, as amended (the “Securities Act”). Under this automatic shelf registration statement, certain selling stockholders may offer, at any time and from time to time, in one or more offerings, shares of Class A common stock described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our Class A common stock described in this prospectus. This prospectus provides you with a general description of our Class A common stock the selling stockholders may offer. To the extent required by applicable law, each time the selling stockholders sell shares of Class A common stock, the selling stockholders will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

In considering the performance information included in or incorporated by reference in this prospectus relating to our funds, you should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A common stock and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results. In addition, an investment in our Class A common stock is not an investment in any of the TPG funds, and the assets and revenues of our funds are not directly available to us. This prospectus relates solely to the Class A common stock that the selling stockholders may offer from time to time.

Unless the context requires otherwise, references to “our Company,” “we,” “us,” “our” and “TPG” refer to TPG Inc. and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (our “Annual Report”);

•	our Current Reports on Form 8-K, filed with the SEC on November 2, 2023 and February 26, 2024; and

•	the description of our securities contained in Exhibit 4.1 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Investor Relations Department

Telephone: 817-871-4044

investorrelations@tpg.com

We maintain an internet site at https://www.tpg.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P., AG Funds L.P., AG Partners, L.P., AG Partner Investments, L.P. and AG GP, LLC (collectively “Angelo Gordon”); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan and regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, those described in our Annual Report, as such factors may be updated from time to time in our quarterly reports on Form 10-Q.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

TPG Inc. is a leading global alternative asset management firm, founded in San Francisco in 1992, with $221.6 billion of assets under management and investment and operational teams around the world. The Company invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate and market solutions, and our unique strategy is driven by collaboration, innovation and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams and communities.

TPG Inc. is a Delaware corporation. Our shares of Class A common stock are listed on NASDAQ under the symbol “TPG.” Our principal executive offices are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and our telephone number is (817) 871-4000. Our corporate website address is www.tpg.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your investment decision.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully review the risk factors and other cautionary statements, including those described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus. The risks and uncertainties in the documents referred to above, as well as other matters discussed in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock by any selling stockholders. All of the shares of our Class A common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of Class A common stock being offered by the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our Class A common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by (i) the provisions of our certificate of incorporation and our amended and restated bylaws (our “bylaws”), each of which have been filed as exhibits to the registration statement of which this prospectus is a part, and (ii) certain provisions of Delaware law. For more information on how you can obtain our restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Our authorized capital stock consists of 2,240,000,000 shares of Class A common stock, 100,000,000 shares of nonvoting Class A common stock, 750,000,000 shares of Class B common stock and 25,000,000 shares of Preferred Stock.

Common Stock

Class A Common Stock

Voting. Subject to any proportionate adjustment of voting power of the Class A common stock related to the Class A Free Float, generally holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. The “Class A Free Float” includes shares of Class A common stock issued and outstanding as adjusted to include only those shares that the Company determines are free float, consistent with the index policy, methodology, or guidance, whether written or oral, of the FTSE Russell and any related or successor entities.

Dividends. Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors or, until the Sunset, our Executive Committee, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of our Class B common stock as described below.

No Preemptive Rights. Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and Delaware law. We are obligated to issue shares of Class A common stock or nonvoting Class A common stock (subject to the transfer and exchange restrictions set forth in the TPG Operating Group Limited Partnership Agreement and the Investor Rights Agreement) to holders who, upon our applicable affiliate’s election, exchange their Common Units for shares of our Class A common stock on a one-for-one basis (unless we do not elect, in which case, such exchange will be satisfied for cash from a substantially concurrent primary equity offering). Additionally, in the event of a redemption request by a holder of the Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent primary equity offering (based on the closing price per share of the Class A common stock on the day before the pricing of such primary equity offering (taking into account customary brokerage commissions or underwriting discounts actually incurred)), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is exchanged for a share of our Class A common stock, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

Nonvoting Class A Common Stock

Voting. Holders of shares of nonvoting Class A common stock have no voting rights in respect of such shares other than those voting rights required by law. Nonvoting Class A common stock has the same rights and privileges as, and ranks equally and share ratably with, and is identical in all respects to the Class A common stock, except with respect to voting.

Dividends. Holders of our nonvoting Class A common stock are entitled to receive dividends when and if declared by our board of directors or, until the Sunset, our Executive Committee, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of the Class B common stock as described below.

No Preemptive Rights. Holders of our nonvoting Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Nonvoting Class A Common Stock. We may issue additional shares of nonvoting Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and Delaware law.

Conversion. The nonvoting Class A common stock will not be convertible to Class A common stock until such time as they are transferred to a third party as and when permitted by the Investor Rights Agreement.

Class B Common Stock

Voting. Holders of our Class B common stock are generally entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders prior to the Sunset; provided that, prior to the Sunset, in the event that the voting power of the Class A Free Float does not equal at least 5.1% of the aggregate voting power of all outstanding Class A common stock and Class B common stock voting together as of any record date for a vote of stockholders, the voting power of the Class B common stock will be reduced proportionately until the voting power of the Class A Free Float is at least 5.1% of the total number of votes entitled to be cast by the holders of all shares of capital stock entitled to vote.

Holders of our voting Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of the Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class B common stock shall be entitled to $0.001 per share. In connection with an exchange of a Common Unit for Class A common stock, the corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

No Preemptive Rights. Holders of our Class B common stock do not have preemptive, subscription or conversion rights. The Class B common stock is subject to redemption upon an exchange of a Common Unit for a share of Class A common stock.

Issuance of Additional Class B Common Stock.

Pursuant to our certificate of incorporation, we will issue a number of shares of Class B common stock equal to the aggregate number of Common Units issued by the TPG Operating Group to such holder of Common Units, for no additional consideration.

If any outstanding share of Class B common stock shall cease to be held by a holder of a Common Unit, such share shall automatically be transferred to us, shall no longer be outstanding, and all rights with respect to such share shall automatically cease and terminate.

Additional shares of Class B Common Stock may also be issued in connection with a stock split, stock dividend, reclassification or similar transaction.

Coordination with the TPG Operating Group

At any time we issue a share of Class A common stock for cash, (i) the net proceeds received by us will be promptly transferred to the TPG Operating Group, and the TPG Operating Group will issue to us a Common Unit, or (ii) we will acquire a Common Unit from an existing holder. If at any time we issue a share of Class A common stock pursuant to our equity plan or otherwise, we will contribute to the TPG Operating Group all of the proceeds that we receive (if any) and the TPG Operating Group will issue to us an equal number of its Common Units, having the same restrictions, if any, as are attached to the shares of Class A common stock issued under the plan. If at any time we issue a share of our Class A common stock upon an exchange of a Common Unit, we will retain such Common Unit. In the event that we issue other classes or series of our equity securities, the TPG Operating Group will issue to us an equal amount of equity securities of the TPG Operating Group with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we retire any shares of our Class A common stock (or our equity securities of other classes or series) for cash, the TPG Operating Group will, immediately prior to such retirement, redeem an equal number of Common Units (or its equity securities of the corresponding classes or series) held by us, upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) are retired. In addition, Common Units, as well as our common stock, will be subject to equivalent stock splits, dividends, reclassifications and other subdivisions. Lastly, holders of Common Units will be subject to certain restrictions on transfer as set forth in the Investor Rights Agreement and the TPG Operating Group Limited Partnership Agreement.

Preferred Stock

Our board of directors has the authority to issue Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, any sinking fund for the redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders, subject to the consent of our Founders.

The authority of our board of directors to issue Preferred Stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control.

These provisions are primarily designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit certain of our stockholders.

These provisions include:

Super Voting Stock. The Class A common stock and Class B common stock will vote together on all matters on which stockholders are entitled to vote, except as set forth in our certificate of incorporation or required by applicable law. However, prior to the Sunset, the Class B common stock are entitled to ten votes per share and the Class A common stock generally are entitled to one vote per share. Consequently, the holders of our Class B common stock will generally control matters brought to stockholders for a vote, including the election of directors.

Board Structure. Our certificate of incorporation and bylaws provide for one class of directors each of whom will serve for one-year terms with annual elections, subject to the terms specified in the GP LLC LLCA. Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of one year and shall serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal, subject to the terms of the GP LLC LLCA, which provides that (i) each of our Founders and Mr. Winkelried will be re-elected by the Control Group at each annual meeting of stockholders until the Sunset, (ii) each of our management directors will be elected by the Control Group for at least two consecutive terms and (iii) each of our independent directors will be re-elected by the Control Group at each annual meeting of stockholders (unless removed by a majority of the Control Group for cause) until the expansion of the Control Group to five members, at which point the independent directors will be eligible for re-election by a majority of the members of the Control Group until the Sunset. Prior to the Sunset, vacancies occurring on the board of directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, if any, shall be filled by the Control Group. Prior to the Sunset, the Control Group has the sole ability to elect the members of our board of directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that prior to the Sunset, stockholders may act by written consent instead of a meeting for any action required or permitted to be taken by the stockholders at a duly called annual or special meeting of stockholders, subject to the rights of any holders of Preferred Stock. In addition, our certificate of incorporation and bylaws provide that special meetings of stockholders may be called at any time, but only by the board of directors or any of the non-executive chairman, executive chairman or CEO.

Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

Subject to any preferred designation, and to the limitations and requirements set forth in the GP LLC LLCA, our directors may be removed with or without cause, but only upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, any certificate of designation pursuant to which a particular series of Preferred Stock is issued may provide holders of that series of Preferred Stock with the right to elect additional directors. Pursuant to the GP LLC LLCA, the management directors cannot be removed without cause prior to the end of two consecutive one-year terms.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of NASDAQ. The existence of authorized but unissued and unreserved common stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “—Preferred Stock” and “—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We elected in our certificate of incorporation that we are not subject to Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that GP LLC, affiliates of GP LLC, and their respective direct and indirect permitted transferees (other than TPG or any of our direct and indirect subsidiaries) are not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly are not subject to such restrictions.

Corporate Opportunities. Our certificate of incorporation provides that we have waived certain corporate opportunities as identified in the GP LLC LLCA, such that GP LLC and the other persons specified therein shall not be liable to TPG, our affiliates or our stockholders for breach of any fiduciary duty as a stockholder or director of TPG from pursuit of such opportunities.

Advance Notice Provisions. Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act, which must be submitted in accordance with such rule), to provide timely notice in writing. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information, as required under our bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors.

Exclusive forum. Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on The Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Additionally, our certificate of incorporation also provides that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, or the rules and regulations promulgated thereunder. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder; accordingly, we cannot be certain that a court would enforce such provision. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our certificate of incorporation. In any case, stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws and the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, certain provisions of the Investor Rights Agreement could have the effect of deterring or facilitating a control transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our bylaws provide indemnification for our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our bylaws. We have entered into indemnification agreements with each of our directors and officers (as defined under Rule 16a-1(f) under the Exchange Act) that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Listing

Our Class A common stock is listed on NASDAQ under the symbol “TPG”.

PLAN OF DISTRIBUTION

The selling stockholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

In addition, the manner in which the selling stockholders may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from selling stockholders to close out its short positions;

•	sell Class A common stock short and re-deliver such shares to close out the short positions;

•

enter into options or other types of transactions that require the selling stockholders to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•

loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Class A common stock covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment) to the extent required.

A prospectus supplement with respect to each offering of Class A common stock will state the terms of the offering of the Class A common stock, including:

•	the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the Class A common stock and the net proceeds to be received by the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	the method of distribution;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus. Certain other matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of TPG Inc. incorporated by reference in this prospectus and the effectiveness of TPG Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The audited consolidated financial statements of AG Partner Investments, L.P. included in Exhibit 99.2 of TPG Inc.’s Current Report on Form 8-K dated November 2, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the various expenses to be incurred in connection with the sales of the securities being registered hereby. Unless otherwise stated in any prospectus supplement relating to an offering by selling stockholders, all such expenses, other than underwriting discounts and commissions, will be paid by us.

SEC registration fee*	$	**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.
**	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The registrant is governed by the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The registrant’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The registrant has entered into indemnification agreements with each of its directors and officers (as defined under Rule 16a-1(f) under the Exchange Act). These agreements, among other things, require the registrant to indemnify each director and Section 16 officer to the fullest extent permitted by Delaware law, including indemnification of expenses, such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or Section 16 officer in any action or proceeding, including any action or proceeding by or in right of the registrant, arising out of the person’s services as a director or Section 16 officer.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

The registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the registrant with respect to indemnification payments that it may make to such directors and officers.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of TPG Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on November 13, 2023).

3.2	Amended and Restated Bylaws of TPG Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on June 12, 2023).

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table.

*	To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 26, 2024.

TPG INC.

By:	/s/ Jon Winkelried
Name: Jon Winkelried
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jon Winkelried, Jack Weingart and Bradford Berenson, each of them severally, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including all post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 26, 2024.

Signature	Title

/s/ David Bonderman David Bonderman	Founder Partner, Non-Executive Chairman and Director

/s/ James G. Coulter James G. Coulter	Founder Partner, Executive Chairman and Director

/s/ Jon Winkelried Jon Winkelried	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jack Weingart Jack Weingart	Chief Financial Officer and Director (Principal Financial Officer)

/s/ Martin Davidson Martin Davidson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Todd Sisitsky Todd Sisitsky	Director

/s/ Anilu Vazquez-Ubarri Anilu Vazquez-Ubarri	Director

/s/ Joshua Baumgarten Joshua Baumgarten	Director

/s/ Maya Chorengel Maya Chorengel	Director

/s/ Jonathan Coslet Jonathan Coslet	Director

/s/ Kelvin Davis Kelvin Davis	Director

/s/ Nehal Raj Nehal Raj	Director

/s/ Jeffrey Rhodes Jeffrey Rhodes	Director

/s/ Ganen Sarvananthan Ganen Sarvananthan	Director

/s/ David Trujillo David Trujillo	Director

/s/ Gunther Bright Gunther Bright	Director

/s/ Mary Cranston Mary Cranston	Director

/s/ Deborah M. Messemer Deborah M. Messemer	Director